FOR IMMEDIATE RELEASE
---------------------

Contact:
  Alfred E. Brennan, President & COO
  Arthur L. Herbst, Jr., EVP
  Strategic Planning & Chief Financial
    Officer

  (314)-344-0010, Ext. 133

                                                                   YOUNG
                                                               INNOVATIONS, INC.
                                                               -----------------

           YOUNG INNOVATIONS, INC. ANNOUNCES THE REPURCHASE OF 700,000
             SHARES OF STOCK FROM CHAIRMAN AND CEO GEORGE RICHMOND,
                    INCREASES 2002 EARNINGS PER SHARE OUTLOOK

ST. LOUIS, MO., NOVEMBER 2, 2001...Young Innovations, Inc. (Nasdaq-YDNT) today announced the repurchase of 700,000 shares of the Company's common stock from its Chairman and Chief Executive Officer George Richmond. The stock will be purchased by the Company in a privately negotiated transaction at $21.00 per share, approximately a 16% discount to the closing price on October 31, 2001. The Company has been working on the structuring and financing of this transaction for the past several months. Independent members of the Board negotiated the purchase price for Mr. Richmond's shares. The transaction is expected to be completed within the next week. A.G. Edwards & Sons, Inc. acted as a financial advisor and provided a fairness opinion to the Company in connection with the transaction.

The sale of 700,000 shares provides some diversification for Mr. Richmond and supports his estate plan. Following completion of the transaction, Mr. Richmond will continue to own approximately 2.5 million shares, or approximately 40% of the outstanding shares of the Company. While intending to remain active in industry trade groups and the strategic direction of the Company, Mr. Richmond intends to finalize plans for the transition of his remaining management responsibilities by the end of the year.

The Company will finance the transaction by drawing on its $40 million credit facility. Upon closing the transaction, the Company will have approximately $19 million in outstanding borrowings under the line and approximately $21 million in additional borrowing capacity to fund growth opportunities.

The Company expects the transaction to be accretive to earnings per share (EPS) for 2002. As a result of the repurchase, the Company is establishing an EPS estimate for 2002 of $1.67 per share, an 18% increase over EPS expectations for 2001. This estimate exceeds current consensus analyst estimates for 2002 by $.07 per share.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists and consumers. The Company believes it is the leading manufacturer of prophylaxis angles and cups (used in teeth cleaning and polishing procedures) and distributor of panoramic x-ray equipment in the United States. The Company also offers a line of dental handpieces (drills), prophy pastes, fluorides, infection control products, orthodontic tools and brushes, flavored gloves used in the dental office as well as children's toothbrushes and toothpastes used for home care.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risk and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form10-K and other reports filed with the Securities and Exchange Commission.

                                      -END-